Cooper Standard Announces Preliminary First Quarter 2020 Results;
Evaluating Opportunities to Further Strengthen Balance Sheet

NORTHVILLE, Mich., Apr. 30, 2020 - Cooper-Standard Holdings Inc. (NYSE: CPS), a leading global supplier of sealing, fuel and brake and fluid transfer systems for transportation and industrial markets, today reported certain preliminary financial results for the quarter ended March 31, 2020.

Preliminary results for the quarter include:

•	Sales of approximately $655 million

•	Adjusted EBITDA in the range of $5 million to $10 million

•	Net cash used in operating activities in the range of $0 to $5 million

•	Capital expenditures of approximately $50 million

As of March 31, 2020, the Company had cash and cash equivalents totaling $302 million and $146 million of availability under its asset backed credit facility (“ABL facility”), for total liquidity of $448 million. However, the borrowing base of the ABL facility, which is primarily based on the Company’s U.S. and Canadian accounts receivable and inventory, is expected to decline over time until the Company’s customers resume production.

“Based on our current expectations and projections for OEM customer restart plans, whether formally announced or anticipated, and in consideration of the aggressive actions we have taken to preserve cash and enhance liquidity, we expect to have sufficient liquidity to fund our operations for the next 12 months,” stated Jonathan Banas, Cooper Standard’s executive vice president and CFO. “However, due to the uncertain duration of the industry shutdowns caused by the COVID-19 pandemic and uncertainty of the level of demand for light vehicles after production is restarted, we may opportunistically explore additional funding options to further strengthen the Company’s balance sheet and financial flexibility.”

As previously announced, Cooper Standard expects to release full first quarter 2020 results on May 11, 2020 and conduct a conference call to discuss the results on May 12, 2020. Details for participating in the conference call can be found at http://www.ir.cooperstandard.com/index.cfm.

Non-GAAP Financial Measures
This press release refers to adjusted EBITDA which is not recognized under U.S. GAAP and which excludes certain non-cash and special items that may obscure trends and operating performance not indicative of the Company’s core financial activities. Management considers adjusted EBITDA to be a key indicator of the Company’s operating performance and believes that it is widely used by investors, securities analysts and other interested parties in evaluating the Company’s performance. In addition, adjusted EBITDA and similar measures are utilized in the calculation of the financial covenants and ratios contained in the Company’s financing arrangements and management uses these measures for developing internal budgets and forecasting purposes. Adjusted EBITDA is defined as net income (loss) adjusted to reflect income tax expense (benefit), interest expense net of interest income, depreciation and amortization and certain items that management does not consider to be reflective of the Company’s core operating performance.

Because the quarterly financial information contained in this press release is preliminary, it is deemed to be forward-looking. The Company has not provided a reconciliation of preliminary adjusted EBITDA to preliminary or projected net income because of the unreasonable efforts it would take to provide such reconciliations at this time in the quarterly financial preparation process.

About Cooper Standard
Cooper Standard, headquartered in Northville, Mich., is a leading global supplier of systems and components for the automotive industry. Products include sealing, fuel and brake delivery and fluid transfer systems. Cooper Standard employs approximately 28,000 people globally and operates in 21 countries around the world. For more information, please visit www.cooperstandard.com.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Our use of words “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “outlook,” “guidance,” “forecast,” or future or conditional verbs, such as “will,” “should,” “could,” “would,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that these expectations, beliefs and projections will be achieved. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. Among other items, such factors may include: our financial condition and results of operations have been, and are expected to continue to be, adversely affected by the recent COVID-19 outbreak; the COVID-19 pandemic risk presents significant risks to our liquidity; prolonged or material contractions in automotive sales and production volumes; our inability to realize sales represented by awarded business; escalating pricing pressures; loss of large customers or significant platforms; our ability to successfully compete in the automotive parts industry; availability and increasing volatility in costs of manufactured components and raw materials; disruption in our supply base; competitive threats and commercial risks associated with our diversification strategy through Advanced Technology Group; possible variability of our working capital requirements; risks associated with our international operations, including changes in laws, regulations, and policies governing the terms of foreign trade such as increased trade restrictions and tariffs; foreign currency exchange rate fluctuations; our ability to control the operations of our joint ventures for our sole benefit; our substantial amount of indebtedness; our ability to obtain adequate financing sources in the future; operating and financial restrictions imposed on us under our debt instruments; the underfunding of our pension plans; significant changes in discount rates and the actual return on pension assets; effectiveness of continuous improvement programs and other cost savings plans; manufacturing facility closings or consolidation; our ability to execute new program launches; our ability to meet customers’ needs for new and improved products; the possibility that our acquisitions and divestitures may not be successful; product liability, warranty and recall claims brought against us; laws and regulations, including environmental, health and safety laws and regulations; legal proceedings, claims or investigations against us; work stoppages or other labor disruptions; the ability of our intellectual property to withstand legal challenges; cyber-attacks, data privacy concerns, other disruptions in, or the inability to implement upgrades to, our information technology systems; the possible volatility of our annual effective tax rate; the possibility of a failure to maintain effective controls and procedures; the possibility of future impairment charges to our goodwill and long-lived assets; our dependence on our subsidiaries for cash to satisfy our obligations.

You should not place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date of this press release, and we undertake no obligation to publicly update or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except where we are expressly required to do so by law.

This press release also contains estimates and other information that is based on industry publications, surveys, and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.

###

CPS_F

Contact for Analysts: Roger Hendriksen Cooper Standard (248) 596-6465 roger.hendriksen@cooperstandard.com	Contact for Media: Chris Andrews Cooper Standard (248) 596-6217 CAndrews@cooperstandard.com